As filed with the Securities and Exchange Commission on February 4, 2022

Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Insignia Systems, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	41-1656308
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

212 Third Avenue N, Suite 356
Minneapolis, Minnesota 55401

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristine A. Glancy

President and Chief Executive Officer

212 Third Avenue N, Suite 356
Minneapolis, Minnesota 55401

(763) 392-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

W. Morgan Burns, Joshua L. Colburn

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center
90 South Seventh Street

Minneapolis, MN 55402-3901

(612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post‑effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post‑effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post‑effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non‑accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2022

PROSPECTUS

Insignia Systems, Inc.

$100,000,000

Common Stock

Stock Purchase Contracts

Warrants

Rights

Units

699,713 Shares
Common Stock

Offered by Selling Shareholders

__________________________

We may offer and sell, from time to time in one or more offerings, up to $100,000,000 in the aggregate of common stock, stock purchase contracts, warrants, rights and units, in any combination. We intend to use the proceeds, if any, for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our common stock is listed on the Nasdaq Capital Market under the symbol “ISIG.” As of February 2, 2022, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $13,281,390 million, which is based on 1,002,369 shares of common stock held by non-affiliates as of such date and a price of $13.25 per share, the closing price of our common stock on February 2, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar months prior to, and including, the date of this prospectus.

In addition, Air T, Inc., Groveland Capital LLC, AO Partners I, L.P., AO Partners, LLC, Glenhurst Co., and Nicholas J. Swenson and any of their respective pledgees, donees, transferees, or other successors in interest, who we refer to in this prospectus as the selling shareholders, may offer and sell up to 699,713 shares of our common stock from time to time under this prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders.

The selling shareholders identified in this prospectus, or their permitted transferees or other successors-in-interest, may offer the shares of our common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We provide additional information about how the selling shareholders may sell their shares of common stock in the section entitled “Plan of Distribution” beginning on page 13 of this prospectus. We will not be paying any underwriting discounts or selling commissions in connection with any offering of the common stock by the selling shareholders under this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities described in this prospectus from time to time and in one or more offerings up to a total dollar amount of $100,000,000. In addition, the selling shareholders may from time to time sell up to an aggregate amount of 699,713 shares of our common stock.

This prospectus provides you only with a general description of the securities that we may offer. Each time that we or a selling shareholder offer and sell securities using this prospectus, we or the selling shareholder will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference” on page 7 of this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” on page 7 of this prospectus.

Neither we nor the selling shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference in, this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you.  If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, certain market and industry data obtained from independent market research, industry publications and surveys, governmental agencies and publicly available information. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe the data from such third-party sources to be reliable. However, we have not independently verified any of such data and cannot guarantee its accuracy or completeness. Similarly, internal market research and industry forecasts, which we believe to be reliable based upon our management’s knowledge of the market and the industry, have not been verified by any independent sources. While we are not aware of any misstatements regarding the market or industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors.

References in this prospectus to “Insignia”, “we”, “our”, “us” and the “Company” refer to Insignia Systems, Inc., a Minnesota corporation, and its subsidiaries if any, unless otherwise specified. References to the “selling shareholders” refer to the shareholders listed herein under the heading “Selling Shareholders” and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholders’ interests in our securities other than through a public sale. When we refer to “you,” we mean the potential holders of the applicable securities.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of Insignia, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information under the heading “Risk Factors” in this prospectus, beginning on page 5, before making an investment decision.

Our Company

Business Overview

Insignia is a leading provider of in-store solutions to consumer-packaged goods (“CPG”) manufacturers, retailers, shopper marketing agencies and brokerages (“clients”). We believe our products and services are attractive to our clients because of our speed to market, ability to customize our solutions down to store level and the results our solutions deliver. Our leadership and employees have extensive industry knowledge, including direct experience through former positions at CPG manufacturers and retailers. We provide marketing solutions to CPG manufacturers spanning from some of the largest multinationals to new and emerging brands.

For retailers and CPG manufacturers working in an environment that is tighter, more competitive, and more complex every day, Insignia positions itself as the shopper marketing ally that combines best-in-class execution with imagination, responsiveness, and hunger to help move business forward. We focus on relationships with our clients and installation and print production vendors (“execution partners”) as we believe they are our future. These relationships are built with our brand-led, retailer centric mindset, our ability to be nimble and flexible to the ever-changing industry landscape and by delivering superior customer service that our clients deserve. Our in-store solutions execute in retailers spanning from some of the largest national retailers to regional US wholesalers and independents who are leaders in their respective channels and geographies.

Over the past several years, we have diversified our portfolio through a significant expansion of our offered solutions and development of a portfolio designed to meet the needs of our clients and execution partners more holistically. This diversification has resulted in non-POPS solutions revenue growing 70% for the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020. For the three months ended September 30, 2021, non-POPs solutions revenue declined 18% compared to the three months ended September 30, 2020 primarily due to an unusually strong third quarter of 2020 as programs deferred in the second quarter of 2020 due to COVID-19 were executed and included in revenue in the third quarter of 2020. Our non-POPS revenue has grown year over year since we began the expansion of our offered solutions in 2017. We remain committed to further refining and enhancing our solutions and broadening our retailer relationships.

Business Plan

Our strategic plan, seeks to differentiate Insignia from our competition, situate Insignia for growth within our industry and better insulate Insignia to competitive response through our overall portfolio diversification. The strategic plan consists of:

1.

Accelerate Display. Double down on our display capabilities and offerings. Strategically expand overall market outreach aligned with our capabilities and knowledge. Enhance internal capabilities for added client benefit.

2.	Grow On-Pack. Increase overall product offerings via innovation. Broaden overall market reach with strategic partners and clients.

3.

Streamline Signage. Optimize sales with targeted outreach and strategic clients. Continue to streamline overall day-to-day operations with outsourced manufacturing partners and execution process. Collaborate with retail partners with an optimized investment approach.

4.	Invest in our Future. Continue to recruit and retain top talent. Thoughtfully invest in strategic resources that result in employee development, customer satisfaction and increased revenues.

Our strategic plan acknowledges the challenges and opportunities we face within our industry and given the rapid change in retail in the current environment, we continue to be faced with risk of short-to-intermediate term volatility in our operating and financial performance.

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Recent Developments

On December 6, 2021, Insignia announced the commencement of a formal process to explore strategic options to maximize shareholder value. Potential strategic alternatives that may be evaluated include, but are not limited to, an acquisition, merger, business combination, in-licensing, or other strategic transaction. There can be no assurance that this process will result in any transaction.

Risks Associated with Our Business

Our business is subject to many significant risks, as more fully described in the section titled “Risk Factors” on page 5 of this prospectus. You should read and carefully consider these risks, together with the risks set forth under the section titled “Risk Factors” and all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our securities. If any of the risks discussed in this prospectus actually occur, our business, financial condition or operating results could be materially and adversely affected. In particular, our risks include, but are not limited to, the following:

•	the significant competition we face;

•	past and present significant litigation;

•	our ability to successfully develop and introduce new solution offerings that meet client demands;

•	disproportionate impacts of changes in economic conditions on CPG manufacturers and retailers;

•	impacts on our business from current and future pandemics;

•	our ability to attract and retain key employees, which is critical to our business;

•	potential delays or reductions in realizing efficiencies from our outsourcing arrangements;

•	impacts if our information systems are attacked;

•	potential undetected or future identified material weakness in our internal control over financial reporting;

•	our ability to obtain additional capital, on acceptable terms or at all, required to implement our business plan; and

•	other risk factors included under the caption “Risk Factors” starting on page 5 of this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies.

Corporate History

Insignia Systems, Inc. was incorporated in Minnesota in 1990.

Corporate Information

Our corporate mailing address is 212 Third Avenue N, Suite 356, Minneapolis, Minnesota 55401. Our telephone number is (763) 392-6200, and our website is www.insigniasystems.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website. The information contained in or connected to our website is not incorporated by reference into, and should not be considered part of, this prospectus. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of the respective holders.

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Securities that may be Offered

Issuer	Insignia Systems, Inc.

Securities Offered	We may offer up to $100,000,000 of:

	•	common stock;
	•	stock purchase contracts;
	•	warrants;
	•	rights; and
	•	units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The selling shareholders may offer up to 699,713 shares of common stock.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities offered by us for general corporate purposes unless otherwise indicated in the applicable prospectus supplement.

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders.

Risk Factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus, and any other risk factors described in a prospectus supplement and in the documents incorporated herein and therein by reference, for a discussion of certain factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Capital Market symbol	ISIG

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RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors included in, or incorporated by reference into, this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that are currently not believed to be significant to our business may also affect our actual results and could harm our business, financial condition and results of operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to This Offering

The market price for our common stock has experienced significant price and volume volatility and is likely to continue to experience significant volatility in the future, which may cause the value of any investment in our common stock to decline.

Our stock price has been highly volatile. In addition, stock markets generally have recently experienced volatility. Our stock price has experienced significant price and volume volatility for the past several years, and our stock price is likely to experience significant volatility in the future. In the last twelve months, the per share sale price for our common stock on the Nasdaq Capital Market has ranged from a low of $4.80 on April 16, 2021 to a high of $35.50 on December 9, 2021. The price of our common stock may decline and the value of any investment in our securities may be reduced regardless of our performance. Further, until recently, the daily trading volume of our common stock has historically been relatively low with individual days of substantially higher volume. During periods of low volume, our shareholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of our common shares.

The trading price of our common stock also may be influenced by factors beyond our control, such as the volatility of the financial markets in general, including in reaction to the ongoing COVID-19 pandemic, uncertainty surrounding the U.S. economy, conditions and trends in the markets we serve, changes in the estimation of the future size and growth rate of our markets, publication of research reports and recommendations by financial analysts relating to our business, the business of our competitors or the retail industry, changes in market valuation or earnings of our competitors or other small capitalization companies, sales of our common stock by our principal shareholders, and the trading volume of our common stock itself. The historical market prices of our common stock may not be indicative of future market prices and we may be unable to sustain or increase the value of our common stock. Further, we have historically used equity incentive compensation as part of our overall compensation arrangements. The effectiveness of equity incentive compensation in retaining key employees may be adversely impacted by volatility in our stock price. Significant declines in our stock price may also interfere with our ability, if needed, to raise additional funds through equity financing or to finance strategic transactions with our stock.

Any inability or perceived inability of investors to realize a gain on an investment in our securities could have an adverse effect on our business, financial condition and results of operations by potentially limiting our ability to attract and retain qualified employees and to raise capital. In addition, there may be increased risk of securities litigation following periods of fluctuations in the price of securities. Securities class action lawsuits are often brought against companies after periods of volatility in the market price of their securities. These and other consequences of volatility in our stock price which could be exacerbated by macroeconomic conditions that affect the market generally, or our industries in particular, could have the effect of diverting management’s attention and could materially harm our business.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

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You may experience dilution as a result of this or future offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Resales of our common stock in the public market during this offering by our shareholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares, or our ability to issue these shares in this offering, could result in resales of our common stock by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We are not currently paying dividends and will likely continue not paying dividends on our common stock for the foreseeable future.

We have not historically declared or paid dividends on our common stock, other than two one-time special cash dividends declared in 2011 and 2016, and do not anticipate paying any dividends on our common stock for the foreseeable future. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Any income derived from our common stock may only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

The common stock offered hereby may be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our Board of Directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Risks Related to The Common Stock Offered by the Selling Shareholders

If the selling shareholders sell significant amounts of our common stock, or the perception exists that these sales could occur, such events could cause our common stock price to decline.

This prospectus covers the resale from time to time by the selling shareholders of up to 699,713 shares of our common stock issuable upon the exercise of certain common stock purchase warrants. Once the registration statement, of which this prospectus is a part, is declared effective, all of these shares will be available for resale in the public market. If the selling shareholders sell significant amounts of our common stock following the effectiveness of the registration statement of which this prospectus is a part, the market price of our common stock could decline. Further, the perception of these sales or issuances could impair our ability to raise additional capital through the sale of our equity securities.

None of the proceeds from the sale of shares of our common stock by the selling shareholders in this offering will be available to us.

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders in this offering. The selling shareholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling shareholders will be available to us for our use. See “Use of Proceeds.”

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at www.insigniasystems.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus as well as our other filings with the SEC. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (i) following the date of the registration statement that contains this prospectus but prior to the effectiveness of such registration statement or (ii) after the date of this prospectus and prior to the time that all the securities offered by this prospectus are sold (in each case, other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

•	our Annual Report on Form 10‑K for the year ended December 31, 2020, filed with the SEC on March 11, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on August 23, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 7, 2021, as amended by Amendment No. 1 on Form 10-Q/A filed with the SEC on August 23, 2021;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 23, 2021;

•	our Quarterly Report on Form 10-Q for the Quarterly period ended September 30, 2021, filed with the SEC on November 5, 2021;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2021, January 13, 2021, June 11, 2021, August 13, 2021, September 16, 2021, and October 13, 2021; and

•	the description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on October 9, 1997, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following:

Insignia Systems, Inc.
212 Third Avenue N, Suite 356
Minneapolis, Minnesota 55401
(763) 392-6200

You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we nor any underwriters or agents have authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

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CAUTIONARY STATEMENT REGARDING FORWARD‑LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward‑looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward‑looking statements involve substantial risks and uncertainties. All statements, other than statements related to present facts or current conditions or of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, and projected costs, prospects, plans and objectives of management, are forward‑looking statements. Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms or other comparable terminology are intended to identify forward‑looking statements, although not all forward‑looking statements contain these identifying words. Any forward‑looking statements are qualified in their entirety by reference to the factors discussed throughout our SEC reports, and in particular those factors discussed under the heading “Risk Factors” beginning on page 5 of this prospectus and in the other documents incorporated herein by reference, as the same may be updated from time to time by our future filings under the Exchange Act.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Factors that could cause actual results to differ materially from those in the forward-looking statements include those set forth in this prospectus under the heading “Risk Factors” beginning on page 5 of this prospectus and in the other documents incorporated herein by reference, as may be updated from time to time by our future filings under the Exchange Act.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the repayment of outstanding indebtedness, working capital, general and administrative expenses, capital expenditures and acquisitions. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders.

DESCRIPTION OF CAPITAL STOCK

The summary of the general terms and provisions of our capital stock set forth below does not purport to be complete and is subject to and qualified by reference to our Articles of Incorporation, as amended (the “Certificate”) and Bylaws, as amended (the “Bylaws”). For additional information, please read the Certificate, Bylaws and the applicable provisions of the Minnesota Business Corporation Act (the “MBCA”).

Authorized Shares

The Corporation’s authorized capital stock consists solely of 5,714,285 shares of common stock.

Common Stock

No outstanding share of common stock is entitled to preference over any other share, and each share is equal to any other share in all respects. Holders of shares of common stock are entitled to one vote for each share held of record at each meeting of shareholders. Holders of shares of common stock are not entitled to any preemptive, subscription, conversion, redemption or sinking fund rights. The absence of preemptive rights could result in a dilution of the interest of shareholders should additional common shares be issued.

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Holders of common stock are entitled to receive dividends in the form of cash, property or shares of capital stock of the Corporation, when and as declared by the Board, provided there are sufficient earnings or surplus legally available for that purpose. In any distribution of capital assets, such as liquidation, whether voluntary or involuntary, holders of shares of common stock are entitled to receive pro rata the assets remaining after creditors have been paid in full. All of the issued and outstanding shares of common stock are non-assessable.

Anti-Takeover Provisions

Statutory Provisions

Section 302A.671 of the MBCA applies, with certain exceptions, to any acquisitions of our voting stock from a person other than us, and other than in connection with certain mergers and exchanges to which we are a party and certain tender offers or exchange offers approved in advance by a disinterested board committee, resulting in the beneficial ownership of 20% or more of the voting power of our then-outstanding stock.

Section 302A.671 requires approval of the granting of voting rights for the shares received pursuant to any such acquisitions by a vote of our shareholders holding a majority of the voting power of our outstanding shares and a majority of the voting power of our outstanding shares that are not held by the acquiring person, our officers or those non-officer employees, if any, who are also our directors. Similar voting requirements are imposed for acquisitions resulting in beneficial ownership of 33⅓% or more or a majority of the voting power of our then-outstanding stock. In general, shares acquired without this approval are denied voting rights in excess of the 20%, 33⅓% or 50% thresholds and, to that extent, can be called for redemption at their then fair market value by us within 30 days after the acquiring person has failed to deliver a timely information statement to us or the date our shareholders voted not to grant voting rights to the acquiring person’s shares. At a meeting held in 2018, our shareholders approved voting rights for shares held by Air T, Inc., Groveland Capital LLC, and Nicholas J. Swenson constituting up to an aggregate of 33⅓% of our outstanding shares.

Section 302A.673 of the MBCA generally prohibits any business combination by us, or any subsidiary of ours, with any shareholder that beneficially owns 10% or more of the voting power of our outstanding shares (an “interested shareholder”) within four years following the time the interested shareholder crosses the 10% stock ownership threshold, unless the business combination is approved by a committee of disinterested members of our board of directors before the time the interested shareholder crosses the 10% stock-ownership threshold.

Section 302A.675 of the MBCA generally prohibits an offeror from acquiring our shares within two years following the offeror’s last purchase of our shares pursuant to a takeover offer with respect to that class, unless our shareholders are able to sell their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer. This statute will not apply if the acquisition of shares is approved by a committee of disinterested members of our board of directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer.

Nomination and Proposal Procedures

Our Bylaws establish advance-notice procedures with regard to the nomination by shareholders of candidates for election as directors. A shareholder of record must provide a written request of its candidate to our secretary not less than 60 nor more than 90 days before the first anniversary date of the preceding year’s annual meeting of shareholders, which notice must include certain information and representations regarding the shareholder and the candidate and the consent of such candidate to serve as a director if elected.

Our Bylaws establish procedures, including advance-notice procedures, with regard to shareholder proposals to be considered at an annual meeting of shareholders. In general, a shareholder must submit a written notice of the proposal to our secretary not less than 60 nor more than 90 days before the first anniversary date of the preceding year’s annual meeting of shareholders, which notice must include certain information and representations regarding the shareholder and the proposal.

Special Meetings of Shareholders; Shareholder Action by Written Consent

Section 302A.433 of the MBCA and our Bylaws provide that special meetings of the Company’s shareholders may be called by the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer, two or more directors, or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting called by shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of our board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. Section 302A.441 of the MBCA also provides that action may be taken by shareholders without a meeting only by unanimous written consent.

Amendment of Bylaws

Our board of directors can adopt, amend or repeal our Bylaws, subject to limitations under the MBCA. Under the MBCA, our shareholders also have the power to change or repeal our Bylaws.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by us or our affiliates. Other than this prospectus in electronic format, the information on such websites and any information contained in any other website maintained by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us, and should not be relied upon by investors.

DESCRIPTION OF WARRANTS

As of February 1, 2022, we did not have any warrants to purchase to shares of common stock outstanding. We may issue warrants for the purchase of shares of our common stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, or common stock will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	a discussion of certain United States federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of the Company.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock, if any.

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DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. They may also require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements will be filed with the SEC in connection with the offering of stock purchase contracts. The prospectus supplement and any incorporated documents relating to any stock purchase contracts that we offer will include specific terms relating to the offering, including, among other matters:

•	If applicable, a discussion of material U.S. federal income tax considerations; and

•	Any other information we think important about the stock purchase contracts.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement and any incorporated documents relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	a discussion of certain United States federal income tax consequences applicable to the rights offering.

Each right would entitle the holder of the rights to purchase for cash shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

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SELLING SHAREHOLDERS

The selling shareholders, or their pledgees, assignees, or successors-in-interest, are offering for resale, from time to time, up to an aggregate of 699,713 shares of our common stock. The table below has been prepared based upon the information furnished to us by the selling shareholders as of February 2, 2022. The selling shareholders may have purchased, acquired, sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented. The beneficial ownership of our common stock by the selling shareholders has been determined in accordance with Rule 13d-3 under the Exchange Act.

The selling shareholders may sell some, all or none of the shares offered by this prospectus. Because the number of shares the selling shareholders may offer and sell is not presently known, we cannot estimate the number of shares that will be held by the selling shareholders after completion of this offering. This table, however, presents the maximum number of shares of common stock that the selling shareholders may offer pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock by the selling shareholders.

	Number of Shares of Common Stock Beneficially Owned Prior to this Offering(2)		Number of Shares of Common Stock	Number of Shares of Common Stock Beneficially Owned After this Offering(4)
Selling Shareholder(s) (1)	Number	Percentage	Being Offered(3)	Number	Percentage
Air T, Inc.	486,819	27.5%	486,819	–	–
Groveland Capital LLC	60,284	3.4%	60,284	–	–
AO Partners I, L.P.	139,444	7.9%	139,444	–	–
AO Partners, LLC(5)	139,444	7.9%	139,444	–	–
Glenhurst Co.	11,428	*	11,428	–	–
Nicholas J. Swenson(6)	212,894	12.0%	212,894	–	–

* Less than one percent.

(1)

Mr. Swenson is the Chief Executive Officer and a member of the board of directors of Air T, Inc. (“Air T”), the Managing Member of Groveland Capital LLC (“Groveland”) and AO Partners, LLC (“AO Partners”), and the sole owner of Glenhurst Co. (“Glenhurst”). AO Partners is the General Partner of AO Partners I, L.P. (“AO Partners Fund”). The address for each of the selling shareholders is 5000 West 36th Street, Suite 200, Minneapolis, Minnesota 55416

(2)

“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of February 2, 2022, and the percentage is based upon 1,768,114 shares of our common stock outstanding as of that date.

(3)

Represents the maximum number of shares that may be sold by the selling shareholders pursuant to this prospectus; provided, however, that pursuant to Rule 416 under the Securities Act of 1933, as amended, the registration statement of which this prospectus is a part shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other transaction that, without the receipt of consideration, results in an increase in the number of outstanding shares of our common stock.

(4)	Assumes the sale of all shares offered hereby to unaffiliated third parties. The selling shareholders may sell all or part of their respective shares.
(5)	All shares reported as beneficially owned by AO Partners are held by AO Partners Fund.
(6)

Shares reported as beneficially owned by Mr. Swenson include 1,738 shares held in his name, all 60,284 shares held by Groveland, all 139,444 shares held by AO Partners Fund, and all 11,428 shares held by Glenhurst.

Past and Current Relationships with Selling Shareholders

2018 Cooperation Agreement

The Company entered into a cooperation agreement with Air T, Groveland and Mr. Swenson (the “2018 Shareholder Group”) on May 17, 2018. Pursuant to the terms of the cooperation agreement, the Company promptly (i) increased the size of the Board to six and (ii) appointed two designees, including current director, Loren A. Unterseher, to serve as additional directors. The cooperation agreement resulted in Air T’s withdrawal of its prior nomination of five director candidates. It also required the Company to include the designees in its slate of nominees for election at the Company’s annual meetings of shareholders held in 2018 and 2019 and to solicit proxies with a recommendation that shareholders vote in favor of their election at each such meeting. Also pursuant to the cooperation agreement, our former directors, Peter Zaballos and Steve Zenz retired from the Board and all committees.

With respect to the annual meetings held in 2018 and 2019, the 2018 Shareholder Group agreed to, among other things, vote in favor of the Company’s director nominees and in accordance with the Board’s recommendation on all other proposals. The Shareholder Group also agreed to certain customary standstill provisions, effective as of the date of the cooperation agreement through 60 days prior to the expiration of the applicable notice period specified in the Company’s Bylaws related to the nominations of directors at its 2020 annual meeting of shareholders.

At the annual meeting of shareholders held in 2019, our shareholders approved a proposal to accord full voting rights to all of the shares of common stock then held by the 2018 Shareholder Group and voting rights with respect to any additional shares that the 2018 Shareholder Group may acquire up to 33⅓% of the Company’s outstanding shares of common stock.

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Additionally, on February 27, 2020, our Board appointed Mr. Johnson to serve as an additional director to fill a vacancy on the Board pursuant to the nomination and evaluation procedures for substitute nominees set forth in the cooperation agreement.

2021 Cooperation Agreement, Board of Directors

On October 11, 2021, the Company entered into a cooperation agreement with Air T, Groveland, AO Partners, AO Partners Fund, Glenhurst, and Mr. Swenson (the “2021 Shareholder Group”). On the same date, the 2021 Shareholder Group beneficially owned approximately 39.6% of the Company’s outstanding common stock.

Pursuant to the cooperation agreement, the Company agreed to increase the size of the Board from four to five, elected Mr. Swenson to the Board to fill the resulting vacancy, effective as of October 11, 2021. Subject to the 2021 Shareholder Group continuing to beneficially own at least 10% of the Company’s outstanding common stock, during the Standstill Period (defined below) the 2021 Shareholder Group (i) has the right to name a replacement if Mr. Swenson ceases to serve as a member of the Board (together with Mr. Swenson, the “Air T Nominee”) and (ii) must approve any person identified by the Board or its Governance, Compensation and Nominating Committee to fill the first vacancy created by the departure of any other current director. The Company also agreed to include the Air T Nominee with its director nominees for election at the Company’s annual meeting of shareholders to be held in 2022 (the “2022 Annual Meeting”).

The 2021 Shareholder Group has agreed to, among other things, ensure all shares beneficially owned are present and voted at the 2022 Annual Meeting in favor of the Company’s director nominees and to abide by customary standstill provisions through the conclusion of the 2022 Annual Meeting (the “Standstill Period”).

Registration Agreement

On February 4, 2022, the Company entered into a registration and indemnification agreement with the selling shareholders. Pursuant to the Agreement, the Company agreed to prepare and file a registration statement with the Commission for purposes of registering the sale of up to 699,713 shares of common stock beneficially owned by one or more of the selling shareholders. We have agreed, among other things, to indemnify each selling shareholder from certain liabilities, fees and expenses for errors and omissions in the registration statement. Under the agreement, the registration period continues until the earliest to occur of certain events, including the third anniversary of the effective date of the agreement.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) to or through agents; (ii) to or through underwriters (including through syndicates or acting alone for resale); (iii) to or through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our shareholders; (vi) through a combination of any of these methods of sale; or (vii) by any other method permitted by law.

The selling shareholders may from time to time sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers, or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for discounts or commissions payable to such underwriters or broker-dealers. The selling shareholders may use any one or more of the following methods (which may involve crosses or block transactions) when selling securities: (i) on any national stock exchange or U.S. interdealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale; (ii) in the over-the-counter market; (iii) underwritten transactions; (iv) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (v) block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (vi) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (vii) an exchange distribution in accordance with the rules of the applicable exchange; (viii) privately negotiated transactions; (ix) short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC; (x) through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; (xi) broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share; (xii) a combination of any such methods of sale; and (xiii) any other method permitted pursuant to applicable law.

The selling shareholders may also sell all or a portion of their common stock in reliance upon Rule 144 under the Securities Act or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions. The selling shareholders may also transfer, devise or gift such securities by other means not described in this prospectus. The selling shareholders are not obligated to, and there is no assurance that the selling shareholders will, sell all or any of the securities we are registering.

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Each time that we or the selling shareholder sell securities covered by this prospectus, the applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. The selling shareholders as well as any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.  We may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions, (a) at a fixed price or prices, which may be changed; (b) at market prices prevailing at the time of sale; (c) at prices related to prevailing market prices; (d) at varying prices determined at the time of sale; or (e) at negotiated prices. Any initial offering price, dealer purchase price, discount or commission may be changed from time to time. The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters or dealers acting as principal are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters or dealers at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We or the selling shareholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or the selling shareholders may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

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Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue, and other than the common stock, which is listed on the Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional or substitute exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Capital Market, any additional or substitute exchange on which our common stock is listed, in the over-the-counter market or otherwise. We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Faegre Drinker Biddle & Reath LLP will pass upon the validity of the securities offered hereby. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel named in the applicable prospectus supplement. As appropriate, legal counsel representing the underwriters, dealers, or agents will be named in the accompanying prospectus supplement and may opine as to certain legal matters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, as amended, have been audited by Baker Tilly US, LLP, independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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Insignia Systems, Inc.

$100,000,000

Common Stock

Stock Purchase Contracts

Warrants

Rights

Units

699,713 Shares
Common Stock

Offered by Selling Shareholders

PROSPECTUS

, 2022

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$10,321
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous fees and expenses	*
Total	$ *

________________

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 302A.521 of the MBCA provides that we shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person:

has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

•	acted in good faith;

•	received no improper personal benefit and Section 302A.255 of the MBCA, if applicable, has been satisfied;

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

•	in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in our best interests, or, in certain limited circumstances, not opposed to our best interests.

In addition, Section 302A.521, subdivision 3 requires payment by the registrant, upon written request, of reasonable expenses, including attorneys’ fees and disbursements, in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court. We have entered into indemnification agreements with our directors and officers that may, in some cases, be broader than the specific indemnification provisions contained under the MBCA.

We maintain insurance that generally insures our officers and directors and the officers and directors of our subsidiaries (as defined in the insurance policy) against liabilities incurred in their professional capacities, and insures us with respect to amounts to which officers and directors become entitled as indemnification payments from us, subject to certain specified exclusions and deductible and maximum amounts. We also maintain an insurance policy that protects, among others, certain of its officers and directors and certain of the officers and directors of its subsidiaries against liabilities incurred for certain breaches of fiduciary duty with respect to their performance of certain duties and responsibilities, subject to certain specified exclusions and deductible and maximum amounts.

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Item 16. Exhibits

The following exhibits are filed as a part of this Registration Statement.

Exhibit No.	Description	Incorporated by Reference To
1.1†	Form of Underwriting Agreement
3.1	Restated Articles of Incorporation (effective as of January 4, 2021)	Exhibit 3.2 to Current Report filed January 6, 2021
3.2	Composite Bylaws, as amended through December 5, 2015	Exhibit 3.2 to Annual Report on Form 10-K for the Year ended December 31, 2015
4.1	Description of Securities	Exhibit 4.1 to Annual Report on Form 10-K for fiscal year ended December 31, 2019
4.2†	Form of Warrant
4.3†	Form of Rights Agent Agreement (including form of Rights Certificate)
4.4†	Form of Unit Agreement (including form of Unit Certificate)
4.5†	Form of Stock Purchase Contract (including form of Stock Purchase Contract Certificate)
5.1*	Opinion of Faegre Drinker Biddle & Reath LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Faegre Drinker Biddle & Reath LLP	Included in Exhibit 5.1
24.1*	Powers of Attorney	Included on Signature Page
107*	Filing Fee Table

* Filed herewith.

†  To be filed by amendment or incorporated by reference in connection with the offering of the securities.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minneapolis, Minnesota, on this February 4, 2022.

INSIGNIA SYSTEMS, INC.

By:	/s/ Kristine A. Glancy
Kristine A. Glancy President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Kristine A. Glancy and Zackery A. Weber, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Minnesota and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kristine A. Glancy	President and Chief Executive Officer, Secretary and Director	February 4, 2022
Kristine A. Glancy	(principal executive officer and principal financial officer)

/s/ Zackery A. Weber	Vice President of Finance	February 4, 2022
Zackery A. Weber	(principal accounting officer)

/s/ Jacob J. Berning	Chairman of the Board, Director	February 4, 2022
Jacob J. Berning

/s/ Chad B. Johnson	Director	February 4, 2022
Chad B. Johnson

/s/ Nicholas J. Swenson	Director	February 4, 2022
Nicholas J. Swenson

/s/ Loren A. Unterseher	Director	February 4, 2022
Loren A. Unterseher

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